SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported)  April 24, 2004
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                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


   DELAWARE                         0-24708                    47-0702918
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(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                       7405 Irvington Road, Omaha, NE 68122
                       ------------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

















ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

On April 26, 2004, AMCON Distributing Company (the "Company") issued a press release announcing that it had entered into an Asset Purchase Agreement, dated as of April 24, 2004 (the "Agreement"), by and among the Company, TSL Acquisition Corp, a subsidiary of the Company ("TSL"), and Trinity Springs Ltd. ("Trinity"). The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Pursuant to the Agreement, TSL will acquire substantially all of Trinity's assets, including the real property on which the sources of natural spring water are located. The Company intends to operate TSL as a separate subsidiary which will operate under the name Trinity Springs Ltd. following the consummation of the transaction.

Trinity's shareholders must approve the transaction. It is also subject to receipt of the consent of the U.S. Bureau of Reclamation to the assignment of a water service contract between Trinity and the United States.

The cash consideration to be paid at the closing will include the sum of $1 million, plus approximately $300,000 for inventory and certain current assets. In addition, the Company will issue to Trinity a $500,000 promissory note with a three year term and an approximately $2.8 million promissory note with a ten year term. Each of these promissory notes will bear interest at 5% per annum, be secured by all of TSL's assets other than inventory and accounts receivable, and the repayment thereof will be guaranteed by the Company. Trinity will also receive 15% of TSL's common stock which may be exchanged for 16,666 shares (after giving effect to the 1 for 6 reverse stock split expected to be approved by the Company's stockholders prior to the closing of the transaction) of common stock of the Company. TSL will assume approximately $150,000 of Trinity's indebtedness, along with certain of Trinity's operating obligations.

Trinity will also be entitled to receive a royalty in the amount of $.03 per liter extracted for commercial purposes from the sources acquired by TSL from Trinity, with a minimum royalty of $206,400 during the first year and $288,000 thereafter. The Company will guarantee the payment of those royalties up to an aggregate maximum of $5 million. Trinity may elect to receive those royalty payments in the form of shares of the Company's common stock, up to a maximum of 41,666 shares (after giving effect to the aforementioned reverse stock split).

Trinity is a privately-held company and does not have audited financial statements. An audit of Trinity's financial statements is underway. Those financial statements, together with the pro forma financial statements reflecting the effect of the transaction on the Company's financial statements, are expected to be filed within 75 days after the consummation of the transaction as contemplated by Item 7 of Form 8-K as currently in effect.

The acquisition is currently expected to close on May 17, 2004.







ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         EXHIBIT NO.       DESCRIPTION

         99.1 Press release, dated April 26, 2004, issued by AMCON Distributing Company







                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)



Date: April 26, 2004            By :     Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Vice President &
                                           Chief Financial Officer



                                 EXHIBIT INDEX
                                 -------------

Exhibit          Description

99.1             Press release, dated April 26, 2004, issued by AMCON
                 Distributing Company


















                               Exhibit 99.1

                               NEWS RELEASE

               AMCON DISTRIBUTING TO ACQUIRE TRINITY SPRINGS

Omaha, NE, April 26, 2004   AMCON Distributing Company (AMEX:DIT) and
privately-held Trinity Springs Ltd. announced today a strategic agreement whereby AMCON has agreed to acquire the brand name and substantially all of the assets of Trinity Springs Ltd. Trinity Springs, headquartered in Sun Valley/Ketchum, Idaho, bottles and sells both natural spring and mineral water. The source of this water is located at the base of the Trinity Mountains in Paradise, Idaho, one of the world's deepest known sources of natural spring water. It is also recognized as America's only Certified Source for natural purity by QAI (Quality Assurance International), the world's leading organic certifier.

"Trinity Springs is a unique and respected brand within the natural foods category and is an excellent strategic fit with our expanding portfolio of companies serving this growing market segment," William F. Wright, Chairman and Chief Executive Officer of AMCON noted. He also noted that this portfolio is well positioned to expand into broader categories of distribution, both domestically and internationally.

"The 31 stewards of the TRINITY source are a critical part of this agreement. All are expected to continue in their present positions," said Wright. Trinity Springs will continue as a separate newly formed subsidiary of AMCON. The acquisition, which is expected to close in mid-May after necessary approvals, will be AMCON's second major purchase of a premium water bottling operation following its acquisition of Hawaiian Natural Water Company in December of 2001.

"We've been seeking a strategic partner that understands our mission, vision and values and is committed to building brands in the natural foods arena," said Ron Lloyd, President and Chief Executive Officer of Trinity Springs. "AMCON has that focus and gives us the needed strength to better compete and better serve our customers."

AMCON is a leading wholesale distributor of consumer products with distribution centers in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Wyoming. In addition, Chamberlin's Natural Foods, Inc. and Health Food Associates, Inc., both wholly-owned subsidiaries of The Healthy Edge, Inc. (formerly Food For Health Co., Inc.), operate health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe and Akin's Natural Foods Market. Hawaiian Natural Water Company, Inc. produces and sells natural spring water under the Hawaiian Springs label. The Beverage Group, Inc. markets and distributes Hawaiian Springs and other premium beverage products in the United States, Canada and Mexico.








This news release may contain forward looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in our forward looking statements. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, we claim the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com


FOR FURTHER INFORMATION CONTACT:
Michael D. James
Chief Financial Officer
AMCON Distributing Company
Tel 402-331-3727
Fax 402-331-4834

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